UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 13, 2010

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                                                                        On August 13, 2010, Heath W. Cleaver, Vice President and Chief Accounting Officer, notified BPZ Resources, Inc. (“the Company”) that he is leaving  to pursue other opportunities, effective immediately.  Ed Caminos, the Company’s Chief Financial Officer, will now also act as the Company’s Principal Accounting Officer.  A description of Mr. Caminos’ business experience is included in the Company’s Form 10-K/A for the year ended December 31, 2009, filed on April 30, 2010, under “Item 10. Directors, Executive Officers and Corporation Governance - Executive Officers,” and is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

                                                On August 16, 2010, the Company issued a press release providing an update on the extended well testing status of the CX11-17D well in the Corvina field located offshore in Block Z-1 in Northwest Peru. A copy of the press release dated August 16, 2010 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

                                                On August 13, 2010, representatives of the Company made a presentation at the Annual Shareholders Meeting. A copy of the presentation materials is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated August 16, 2010, and furnished with this report.

Exhibit 99.2	BPZ Resources Inc. Presentation at the Annual Shareholders Meeting, dated August 13, 2010, and furnished with this report. .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: August 16, 2010	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated August 16, 2010, and furnished with this report.

Exhibit 99.2	BPZ Resources Inc. Presentation at the Annual Shareholders Meeting, dated August 13, 2010, and furnished with this report..